PROSPECTUS SUPPLEMENT NO. 1                                   FILED PURSUANT TO
(TO PROSPECTUS DATED APRIL 22, 1998)                          RULE 424 (b)(3)
                                                              FILE NO: 333-50003

                               4,595,464 Shares

                          PREMIERE TECHNOLOGIES, INC.

                                 COMMON STOCK
                                ______________

     This Prospectus Supplement relates to the offering for resale from time to time (the "Offering") by the holders of 4,595,464 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of Premiere Technologies, Inc., Georgia corporation ("Premiere" or the "Company").

     This Prospectus Supplement is not complete without, and may not be delivered or utilized except together with, the Prospectus dated April 22, 1998. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

     The line item "Paul Sandler .... 370,075, 333,068, 37,007 and 370,075"
contained in the table set forth in the Prospectus under the caption "Selling Shareholders" is hereby deleted in its entirety and replaced with the following with respect to the Total Shares beneficially owned Prior to Offering, Shares Not Subject to Escrow, Shares Held in Escrow and Shares Offered by each Selling Shareholder pursuant to the Prospectus:

Paul Sandler.....................................      370,075    333,068    37,007     286,996

     The following information is hereby added to the table set forth in the Prospectus under the caption "Selling Shareholders" with respect to the Total Shares beneficially owned Prior to Offering, Shares Not Subject to Escrow, Shares Held in Escrow and Shares Offered by each Selling Shareholder pursuant to the Prospectus:

Preston J. Averette..............................        7,302      6,572       730       7,302
John P. Boggess..................................       22,614     20,353     2,261      22,614
Mark J. Monro(3)(12).............................       57,174     47,847     5,316      53,163

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

                         _____________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                         _____________________________

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 15, 1998


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